EXHIBIT 32

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The certification set forth below is being submitted in connection with the Annual Report of Codorus Valley Bancorp, Inc. (the "Company") on Form 10-K for the period ended December 31, 2023,  as filed with the Securities and Exchange Commission (the "Report"),  for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Craig L. Kauffman, the Principal Executive Officer, and Larry D. Pickett, the Principal Financial Officer of the Company, each certifies that, to the best of his knowledge:

1.   the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act; and

2.   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 12, 2024	/s/ Craig L. Kauffman
Craig L. Kauffman,
President
and Chief Executive Officer

/s/ Larry D. Pickett
Larry D. Pickett
Treasurer